REMARKETING AGREEMENT

         REMARKETING AGREEMENT, dated as of February 2, 1998 (this "Agreement"), among Highwoods/Forsyth Limited Partnership, a North Carolina limited partnership (the "Operating Partnership"), Highwoods Properties, Inc., a Maryland corporation (the "Company"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch" and, in its capacity as the remarketing dealer hereunder, the "Remarketing Dealer").

         WHEREAS, the Operating Partnership has issued $125,000,000 aggregate principal amount of its 6.835% MandatOry Par Put Remarketed Securities(sm) due February 1, 2013 (the "MOPPRS(sm)")* pursuant to an indenture, dated as of December 1, 1996 (the "Indenture"), among the Operating Partnership, the Company and First Union National Bank, as trustee (the "Trustee"); and

         WHEREAS, the MOPPRS are being sold initially pursuant to an underwriting agreement, dated January 28, 1998, among the Operating Partnership, the Company and Merrill Lynch, J.P. Morgan Securities Inc. and NationsBanc Montgomery Securities LLC (the "Underwriters"), as supplemented by a terms agreement, dated January 28, 1998, between the Operating Partnership and the Underwriters (together, the "Underwriting Agreement"); and

         WHEREAS, the Company and the Operating Partnership have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File Nos. 333-31183 and 333-31183-01) under the Securities Act of 1933, as amended (the "1933 Act"), in connection with the registration of, among other securities, debt securities, including the MOPPRS, of the Operating Partnership, which registration statement was declared effective by order of the Commission on July 24, 1997, and have filed such amendments thereto and such amended prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such additional amended prospectuses as may hereafter be required (such registration statement and any amendments thereto, including any prospectus relating to the offering of MOPPRS by the Operating Partnership constituting a part thereof, and all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Act of 1934, as amended (the "1934 Act"), the 1933 Act, or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively, except that, if any revised prospectus shall be provided to the Remarketing Dealer by the Operating Partnership or the Company for use in connection with the remarketing of the MOPPRS that differs from the Prospectus on file at the Commission at the time the Registration Statement became effective (whether or not such revised prospectus is required to be filed by the Company or the Operating Partnership pursuant to Rule 424(b) of the rules and regulations under the 1933 Act (the "1933 Act Regulations"), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Remarketing Dealer for such use); and
-------------------
         * "MandatOry Par Put Remarketed Securities(sm)" and "MOPPRS(sm)" are service marks owned by Merrill Lynch & Co., Inc.

         WHEREAS, Merrill Lynch is prepared to act as the Remarketing Dealer with respect to the remarketing of the MOPPRS on January 31, 2003 (the "Remarketing Date") pursuant to the terms of, but subject to the conditions set forth in, this Agreement;

         NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

         Section 1. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Indenture (including the form of the MOPPRS).

         Section 2. Representations and Warranties. (a) Each of the Operating Partnership and the Company represents and warrants, jointly and severally, to the Remarketing Dealer as of the date hereof, the Notification Date (as defined below), the Determination Date (as defined below), the Remarketing Date (each such date being hereinafter referred to as a "Representation Date"), that (i) it has made all the filings with the Commission that it is required to make under the 1934 Act and the rules and regulations thereunder (the "1934 Act Regulations") (collectively, the "1934 Act Documents"), (ii) each 1934 Act Document complies in all material respects with the requirements of the 1934 Act and 1934 Act Regulations, and each 1934 Act Document did not at the time of filing with the Commission, and as of each Representation Date will not, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the applicable Remarketing Materials (as defined herein) will not, as of the Remarketing Date and each date, if any, thereafter, of delivery of MOPPRS by the Remarketing Dealer, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) no consent, approval, authorization, order or decree of any court or governmental agency or body, including as to an effective registration statement under the 1933 Act with respect to the MOPPRS, is required for the consummation by the Operating Partnership or the Company of the transactions contemplated by this Agreement or in connection with the remarketing of MOPPRS pursuant hereto, except such as have been or shall have been obtained or rendered, as the case may be.

         (b) Each of the Operating Partnership and the Company further represents and warrants, jointly and severally, to the Remarketing Dealer as of each Representation Date as follows:

                  (i) This Agreement has been duly authorized, executed and delivered by the Operating Partnership and the Company.

                  (ii) The Indenture has been duly and validly authorized, executed and delivered by the Operating Partnership and the Company and duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"), and, assuming it has been duly executed and delivered by the Trustee, constitutes a valid and legally binding agreement of the Operating Partnership and the Company, enforceable against the Operating Partnership and the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (iii) The MOPPRS have been duly authorized and executed by the Operating Partnership and authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in the Underwriting Agreement, and constitute valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and are in the form contemplated by, and entitled to the benefits of, the Indenture.

                  (iv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Operating Partnership or the Company of its obligations hereunder, in connection with the remarketing of the MOPPRS hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Operating Partnership or the Company, except such as have been already obtained.

                  (v) The MOPPRS are rated "BBB" by Standard & Poor's Rating Services and "Baa2" by Moody's Investors Service or such other rating as to which the Operating Partnership shall have most recently notified the Remarketing Dealer pursuant to Section 3(a) hereof.

                  (vi) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the 1934 Act Documents are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (vii) The historical financial statements (including the notes thereto) included or incorporated by reference in the 1934 Act Documents present fairly the financial position of the respective entity, entities or properties, as applicable, at the dates indicated and the results of operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved and comply with the applicable accounting requirements of the 1933 Act (including, without limitation, Rule 3-14 of Regulation S-X promulgated by the Commission), and all adjustments necessary for a fair presentation of the results for such periods have been made; the supporting schedules included or incorporated by reference in the 1934 Act Documents present fairly in accordance with GAAP the information required to be stated therein.

                  (viii) Any historical summaries of revenue and certain operating expenses included or incorporated by reference in the 1934 Act Documents present fairly the revenue and those operating expenses included in such summaries of the properties related thereto for the periods specified in conformity with GAAP; any pro forma consolidated financial statements included or incorporated by reference in the 1934 Act Documents present fairly the pro forma financial position of the respective entity or entities, as applicable, as of the dates indicated and the results of operations for the periods specified; and such pro forma financial statements have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (ix) Since the respective dates as of which information is given in the 1934 Act Documents, except as otherwise stated therein,
         (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Operating Partnership, the Company and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (b) no material casualty loss or material condemnation or other material adverse event with respect to any of the real property or improvements thereon owned by the Operating Partnership, the Company or any of their subsidiaries (each individually, a "Property" and collectively, the "Properties") has occurred, (c) there have been no transactions entered into by the Operating Partnership, the Company or any of their subsidiaries, other than those in the ordinary course of business, that are material with respect to the Operating Partnership, the Company and their subsidiaries considered as one enterprise, and (d) except for regular quarterly dividends on the Company's common stock in amounts per share that are consistent with past practice or dividends or distributions declared, paid or made in accordance with the terms of any series of the Company's preferred stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and, except for regular quarterly distributions on the Operating Partnership's common units in amounts per unit that are consistent with past practice and distributions on any series of the Operating Partnership's preferred units, there has been no distribution of any kind made by the Operating Partnership with respect to its partnership interests ("Units").

                  (x) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the 1934 Act Documents and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

                  (xi) The Agreement of Limited Partnership of the Operating Partnership (the "Partnership Agreement") has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. The Partnership Agreement has been duly executed and delivered by the other parties thereto and, to the Company's knowledge, is a valid and binding agreement, enforceable against such parties in accordance with its terms. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of North Carolina and has all the requisite power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the 1934 Act Documents and to enter into and perform its obligations under this Agreement and all other agreements to which it is a party. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not result in a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership.

                  (xii) Each subsidiary (which term, as used in this Agreement, includes corporations, limited and general partnerships, joint ventures and other entities, and includes direct and indirect subsidiaries) of the Operating Partnership and the Company has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its origin, has power and authority to own, lease and operate its properties and to conduct its business as described in the 1934 Act Documents and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect; and, except as otherwise stated in the 1934 Act Documents, all of the issued and outstanding capital stock or other ownership interests in each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Operating Partnership or the Company, as the case may be, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or other ownership interests in any subsidiary of the Operating Partnership and the Company was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

                  (xiii) None of the Operating Partnership, the Company or any of their subsidiaries is in violation of its charter, by-laws, agreement of limited partnership or other organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Operating Partnership, the Company or any of their subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Operating Partnership, the Company or any of their subsidiaries is subject, except for any such violation or default that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the MOPPRS, and the consummation of the transactions contemplated herein, therein and in the Registration Statement (including the issuance and sale of the MOPPRS and the use of the proceeds from the sale of the MOPPRS as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Operating Partnership and the Company, each severally, with their respective obligations hereunder and under the Indenture and the MOPPRS have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Operating Partnership, the Company or any of their subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Operating Partnership, the Company or any of their subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Operating Partnership, the Company or any of their subsidiaries is subject, nor will such action result in any violation of the charter, by-laws, agreement of limited partnership or other organizational documents of the Operating Partnership, the Company or any of their subsidiaries or any applicable law, administrative regulation or administrative or court decree. As used herein, a "Repayment Event" means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf), the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Operating Partnership, the Company or any of their subsidiaries.

                  (xiv) The Company is and has been since the taxable year ended December 31, 1994, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's method of operation will enable it to continue to meet the requirements for taxation as a real estate investment trust under the Code.

                  (xv) None of the Operating Partnership, the Company or any of their subsidiaries is required to be registered under the Investment Company Act of 1940, as amended.

                  (xvi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Operating Partnership and the Company, threatened against or affecting the Operating Partnership, the Company or any of their subsidiaries that is required to be disclosed in the 1934 Act Documents (other than as disclosed therein), or that might reasonably be expected to result in a Material Adverse Effect, or that might reasonably be expected to materially and adversely affect the properties or assets of the Operating Partnership, the Company or any of their subsidiaries, or that might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by each of the Operating Partnership and the Company of each of its obligations hereunder; all pending legal or governmental proceedings to which the Operating Partnership, the Company or any of their subsidiaries is a party or of which any property or assets of the Operating Partnership, the Company or any of their subsidiaries is subject that are not described in the 1934 Act Documents, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

                  (xvii) Each of the Operating Partnership, the Company and each of their subsidiaries possesses such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business presently conducted by it, and none of the Operating Partnership, the Company or any of their subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xviii) (a) Each of the Operating Partnership, the Company and each of their respective subsidiaries has good and marketable title to all items of real and personal property referred to in the Prospectus as owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those referred to in the 1934 Act Documents or that are not material in amount; (b) all liens, charges, encumbrances, claims or restrictions on or affecting the properties and other assets owned by the Operating Partnership, the Company or any of their respective subsidiaries that are required to be disclosed in the 1934 Act Documents are disclosed therein; (c) none of the Operating Partnership, the Company, any of their respective subsidiaries, or, to the best of the knowledge of the Operating Partnership and the Company, any lessee under a lease relating to any Property is in default under any of the leases relating to any Property and neither the Operating Partnership nor the Company knows of any event that, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not result in a Material Adverse Effect; (d) except as otherwise disclosed in the 1934 Act Documents, no tenant under any of the leases pursuant to which the Operating Partnership, the Company or any of their respective subsidiaries leases any of their real property or improvements has an option or right of first refusal to purchase the premises demised under such lease, the exercise of which would result in a Material Adverse Effect; (e) each of the Properties is in compliance with all applicable codes and zoning laws and regulations, except for such failures to comply that would not individually or in the aggregate result in a Material Adverse Effect; and (f) neither the Operating Partnership nor the Company has knowledge of any pending or threatened condemnation, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to any Property, except such proceedings or actions that would not result in a Material Adverse Effect.

                  (xix) Each of the Operating Partnership, the Company and each of their subsidiaries has title insurance on all Properties described in the 1934 Act Documents as owned by them in an amount at least equal to the greater of (a) the cost of acquisition of such Property and (b) the cost of construction of the improvements located on such Properties.

                  (xx) Except as disclosed in the 1934 Act Documents, each of the Operating Partnership and the Company has no knowledge of (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any Property or any other property currently owned by the Operating Partnership, the Company or any of their subsidiaries or which the Operating Partnership, the Company or any of their subsidiaries has an option to purchase, or (b) any spill, release, discharge or disposal of Hazardous Materials that have occurred or are presently occurring from any Property owned by the Operating Partnership, the Company or any of their subsidiaries or which the Operating Partnership, the Company or any of their subsidiaries has an option to purchase, as a result of any construction on or operation and use of any such property, which presence or occurrence would result in a Material Adverse Effect. In connection with the construction on or operation and use of any Property, the Operating Partnership and the Company represent that each of the Operating Partnership and the Company has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials that would result in a Material Adverse Effect.

                  (xxi) All ground leases affecting the Properties are in full force and effect and have not been modified, and none of the Operating Partnership, the Company or any of their subsidiaries is in default under any such ground lease and neither of the Operating Partnership nor the Company knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such ground leases, except such defaults that would not result in a Material Adverse Effect.

                  (xxii) The Operating Partnership, the Company and their subsidiaries have filed all federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings.

         (c) ADDITIONAL CERTIFICATIONS. Any certificate signed by any director or officer of the Company in such capacity or as general partner of the Operating Partnership and delivered to the Remarketing Dealer or to counsel for the Remarketing Dealer in connection with the remarketing of the MOPPRS shall be deemed a representation and warranty by the Operating Partnership or the Company, as the case may be, to the Remarketing Dealer as to the matters covered thereby.

         Section 3. Covenants of the Operating Partnership and the Company. Each of the Operating Partnership and the Company covenants with the Remarketing Dealer as follows:

         (a) The Operating Partnership or the Company will provide prompt notice by telephone, confirmed in writing (which may include facsimile or other electronic transmission), to the Remarketing Dealer of (i) any notification or announcement by a "nationally recognized statistical rating agency" (as defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act) with regard to the ratings of any securities of the Operating Partnership or the Company, including, without limitation, notification or announcement of a downgrade in or withdrawal of the rating of any security of the Operating Partnership or the Company or notification or announcement of the placement of any rating of any securities of the Operating Partnership or the Company under surveillance or review, including placement on CREDITWATCH or on WATCH LIST with negative implications, or (ii) the occurrence at any time of any event set forth in
Section 9(c) of this Agreement.

         (b) The Operating Partnership or the Company will furnish upon request to the Remarketing Dealer:

                  (i) the Registration Statement and the Prospectus relating to the MOPPRS (including in each case any amendment or supplement thereto and each document incorporated therein by reference);

                  (ii) each 1934 Act Document filed after the date hereof; and

                  (iii) in connection with the remarketing of MOPPRS, such other information as the Remarketing Dealer may reasonably request from time to time.

         The Operating Partnership and the Company agree to provide the Remarketing Dealer with as many copies of the foregoing written materials and other Operating Partnership or Company approved information as the Remarketing Dealer may reasonably request for use in connection with the remarketing of MOPPRS and consents to the use thereof for such purpose.

         (c) If, at any time on or before the Remarketing Date during which the Remarketing Dealer would be obligated to take any action under this Agreement, any event or condition known to the Operating Partnership or the Company relating to or affecting the Operating Partnership, the Company, any subsidiary thereof or the MOPPRS shall occur that could reasonably be expected to cause any of the reports, documents, materials or information referred to in paragraph (b) above or any document incorporated therein by reference (collectively, the "Remarketing Materials") to contain an untrue statement of a material fact or omit to state a material fact, the Operating Partnership or the Company shall promptly notify the Remarketing Dealer in writing of the circumstances and details of such event or condition.

         (d) So long as MOPPRS are outstanding and prior to and including the Remarketing Date, the Company and the Operating Partnership will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         (e) The Company and the Operating Partnership will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the rules and regulations of the Commission thereunder so as to permit the completion of the remarketing of the MOPPRS as contemplated in this Agreement and in the Prospectus. If at any time on or before the Remarketing Date when a prospectus is required by the 1933 Act to be delivered in connection with sales of the MOPPRS, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Remarketing Dealer or for the Company and the Operating Partnership, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or file a new registration statement or amend or supplement the Prospectus or issue a new prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations and the Commission's interpretations of the 1933 Act and the 1933 Act Regulations, the Company or the Operating Partnership, at its expense, will promptly (i) prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, or prepare and file any such new registration statement and prospectus as may be necessary for such purpose, (ii) furnish to the Remarketing Dealer such number of copies of such amendment, supplement or other document as the Remarketing Dealer may reasonably request and (iii) furnish to the Remarketing Dealer an officers' certificate, an opinion, including a statement as to the absence of material misstatements in or omissions from the Registration

Statement and Prospectus, as amended or supplemented, of counsel for the Company and the Operating Partnership satisfactory to the Remarketing Dealer and a "comfort letter" from the Company's and the Operating Partnership's independent accountants, in each case in form and substance satisfactory to the Remarketing Dealer, of the same tenor as the officers' certificate, opinion and comfort letter, respectively, delivered pursuant to the Underwriting Agreement, but modified to relate to the Registration Statement and Prospectus as amended or supplemented to the date thereof or such new registration statement and prospectus.

         (f) The Company and Operating Partnership agree that neither they nor any of their subsidiaries or affiliates shall defease, purchase or otherwise acquire, or enter into any agreement to defease, purchase or otherwise acquire, any of the MOPPRS prior to the remarketing thereof by the Remarketing Dealer, other than pursuant to Section 4(g) or 4(h) of this Agreement.

         (g) Notwithstanding any provision to the contrary set forth in the Indenture, the Operating Partnership shall (i) use its best efforts to maintain the MOPPRS in book-entry form with The Depositary Trust Company ("DTC") or any successor thereto and to appoint a successor depositary to the extent necessary to maintain the MOPPRS in book-entry form, and (ii) waive any discretionary right it otherwise has under the Indenture to cause the MOPPRS to be issued in certificated form.

         (h) The Company and the Operating Partnership will comply with each of the covenants set forth in the Underwriting Agreement.

         Section 4. Appointment and Obligations of the Remarketing Dealer. (a) Unless this Agreement is otherwise terminated in accordance with Section 12 hereof, in accordance with the terms, but subject to the conditions, of this Agreement, the Operating Partnership hereby appoints Merrill Lynch, and Merrill Lynch hereby accepts such appointment, as the exclusive Remarketing Dealer with respect to $125,000,000 aggregate principal amount of MOPPRS, subject further to repurchase of the MOPPRS in accordance with clause (g) of this section or redemption of the MOPPRS in accordance with clause (h) of this section.

         (b) It is expressly understood and agreed by the parties hereto that the obligations of the Remarketing Dealer hereunder with respect to the MOPPRS to be remarketed on the Remarketing Date are conditioned on (i) the issuance and delivery of such MOPPRS pursuant to the terms and conditions of the Underwriting Agreement and (ii) the Remarketing Dealer's election on the Notification Date to purchase the MOPPRS for remarketing on the Remarketing Date. It is further expressly understood and agreed by and between the parties hereto that, if the Remarketing Dealer has elected to remarket the MOPPRS pursuant to clause (c) below, the Remarketing Dealer shall not be obligated to set the Interest Rate to Maturity on any MOPPRS, to remarket any MOPPRS or to perform any of the other duties set forth herein at any time after the Notification Date that (i) any of the conditions set forth in clause (a) or (b) of Section 9 hereof shall not have been fully and completely met to the satisfaction of the Remarketing Dealer, or
(ii) any of the events set forth in clause (c) of Section 9 hereof shall have occurred.

         (c) On a Business Day not more than fifteen nor less than five Business Days prior to the Remarketing Date, the Remarketing Dealer shall notify the Operating Partnership and the Trustee as to whether it elects to purchase the MOPPRS on the Remarketing Date (the "Notification Date"). If, and only if, the Remarketing Dealer so elects, the MOPPRS shall be subject to mandatory tender to the Remarketing Dealer for remarketing on the Remarketing Date, subject to the conditions described herein.

         (d) Subject to the Remarketing Dealer's election to remarket the MOPPRS as provided in clause (c) above, the Interest Rate to Maturity shall be determined by the Remarketing Dealer by 3:30 p.m., New York City time, on the third Business Day preceding the Remarketing Date (the "Determination Date") to the nearest one hundred-thousandth (0.00001) of one percent per annum, and will be equal to the sum of 5.715% (the "Base Rate") plus the Applicable Spread (as defined below), which will be based on the Dollar Price (as defined below) of the MOPPRS.

         The "Applicable Spread" will be the lowest bid indication, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the Remarketing Dealer on the Determination Date from the bids quoted by five Reference Corporate Dealers (as defined below) for the full aggregate principal amount of the MOPPRS at the Dollar Price, but assuming (i) an issue date equal to the Remarketing Date, with settlement on such date without accrued interest, (ii) a maturity date equal to the Stated Maturity Date of the MOPPRS, and (iii) a stated annual interest rate equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers bid as described above, then the Applicable Spread shall be the lowest of such bid indications obtained as described above. The Interest Rate to Maturity announced by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the MOPPRS, the Operating Partnership and the Trustee.

         "Dollar Price" means, with respect to the MOPPRS, the present value, as of the Remarketing Date, of the Remaining Scheduled Payments (as defined below) discounted to the Remarketing Date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (as defined below).

         "Reference Corporate Dealers" mean leading dealers of publicly traded debt securities of the Operating Partnership in The City of New York (which may include the Remarketing Dealer or one of its affiliates) selected by the Remarketing Dealer.

         "Treasury Rate" means, with respect to the Remarketing Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues (as defined below), assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount), equal to the Comparable Treasury Price (as defined below) for such Remarketing Date.

         "Comparable Treasury Issues" means the United States Treasury security or securities selected by the Remarketing Dealer as having an actual or interpolated maturity or maturities comparable to the remaining term of the MOPPRS being remarketed.

         "Comparable Treasury Price" means, with respect to the Remarketing Date, (a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) on the Determination Date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page
500), or (b) if such page (or any successor page) is not displayed or does not contain such offer prices on the Determination Date, (i) the average of the Reference Treasury Dealer Quotations for such Remarketing Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets Limited (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in (a) above as may replace Dow Jones Markets Limited.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted in writing to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the Determination Date.

         "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation, Lehman Brothers Inc., Merrill Lynch, Morgan Stanley & Co. Incorporated and Salomon Brothers Inc and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Remarketing Dealer shall substitute therefor another Primary Treasury Dealer.

         "Remaining Scheduled Payments" means, with respect to the MOPPRS, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only, that would be due after the Remarketing Date to and including the Stated Maturity Date; provided, however, that if the Remarketing Date is not an Interest Payment Date with respect to the MOPPRS, the amount of the next succeeding scheduled interest payment thereon, calculated at the Base Rate only, will be reduced by the amount of interest accrued thereon, calculated at the Base Rate only, to the Remarketing Date.

         (e) Subject to the Remarketing Dealer's election to remarket the MOPPRS as provided in clause (c) above, the Remarketing Dealer shall notify the Operating Partnership, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the Determination Date of the

Interest Rate to Maturity applicable to the MOPPRS effective from and including the Remarketing Date.

         (f) In the event that the MOPPRS are remarketed as provided herein, the Remarketing Dealer shall make, or cause the Trustee to make, payment to the DTC participant of each tendering Beneficial Owner of MOPPRS subject to remarketing, by book entry through DTC by the close of business on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered MOPPRS, of 100% of the principal amount of the tendered MOPPRS that have been purchased for remarketing by the Remarketing Dealer. The Operating Partnership shall make, or cause the Trustee to make, payment of interest to each Beneficial Owner of MOPPRS due on the Remarketing Date by book entry through DTC by the close of business on the Remarketing Date.

         (g) Subject to Section 12(c) of this Agreement, in the event that (i) the Remarketing Dealer for any reason does not notify the Operating Partnership of the Interest Rate to Maturity by 4:00 p.m., New York City time, on the Determination Date, or (ii) prior to the Remarketing Date, the Remarketing Dealer has resigned and no successor has been appointed on or before the Determination Date, or (iii) at any time after the Remarketing Dealer elects on the Notification Date to remarket the MOPPRS any event as set forth in Section 9 or Section 12 of this Agreement shall have occurred, or (iv) the Remarketing Dealer for any reason does not elect, by notice to the Operating Partnership and the Trustee not later than the Notification Date, to purchase the MOPPRS for remarketing on the Remarketing Date, or (v) the Remarketing Dealer for any reason does not purchase all tendered MOPPRS on the Remarketing Date, the Operating Partnership shall repurchase the MOPPRS as a whole on the Remarketing Date at a price equal to 100% of the principal amount of the MOPPRS plus all accrued and unpaid interest, if any, on the MOPPRS to the Remarketing Date. In any such case, payment will be made by the Operating Partnership through the Trustee to the DTC participant of each tendering Beneficial Owner of MOPPRS, by book-entry through DTC by the close of business on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered MOPPRS.

         (h) If the Remarketing Dealer elects to remarket the MOPPRS as provided in clause (c) above, then not later than the Business Day immediately preceding the Determination Date, the Operating Partnership shall notify the Remarketing Dealer and the Trustee if the Operating Partnership irrevocably elects to exercise its right to redeem the MOPPRS, in whole but not in part, from the Remarketing Dealer on the Remarketing Date at the Optional Redemption Price. The "Optional Redemption Price" shall be the greater of (i) 100% of the principal amount of the MOPPRS and (ii) the sum of the present values of the Remaining Scheduled Payments thereon, as determined by the Remarketing Dealer, discounted to the Remarketing Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus in either case accrued and unpaid interest from the Remarketing Date on the principal amount being redeemed to the date of redemption. If the Operating Partnership elects to redeem the MOPPRS, it shall pay the redemption price therefor in same-day funds by wire transfer to an account designated by the Remarketing Dealer on the Remarketing Date.

         (i) Transactions involving the sale and purchase of MOPPRS remarketed by the Remarketing Dealer on and after the Remarketing Date shall settle in immediately available funds through DTC's Same-Day Funds Settlement System.

         (j) The Remarketing Dealer may, in accordance with the terms of the Indenture, modify the tender and settlement procedures set forth in the Indenture in order to facilitate the tender and settlement process.

         (k) The tender and settlement procedures described above, including provisions for payment by purchasers of MOPPRS in the remarketing or for payment to selling Beneficial Owners of tendered MOPPRS, may be modified to the extent required by DTC or, if agreed to by the Remarketing Dealer in accordance with
Section 9(c)(viii) of this Agreement, to the extent required to facilitate the tender and remarketing of MOPPRS in certificated form, if the book-entry system is no longer available for the MOPPRS at the time of the remarketing.

         Section 5. Fees and Expenses. Subject to Section 12 of this Agreement, for its services in performing its duties set forth herein, the Remarketing Dealer will not receive any fees or reimbursement of expenses from the Operating Partnership or the Company.

         Section 6. Resignation of the Remarketing Dealer. The Remarketing Dealer may resign and be discharged from its duties and obligations hereunder at any time, such resignation to be effective 10 days after delivery of a written notice to the Operating Partnership and the Trustee of such resignation. The Remarketing Dealer also may resign and be discharged from its duties and obligations hereunder at any time, such resignation to be effective immediately, upon termination of this Agreement in accordance with Section 12(b) hereof. It shall be the sole obligation of the Operating Partnership to appoint a successor Remarketing Dealer.

         Section 7. Dealing in the MOPPRS; Purchase of MOPPRS by the Operating Partnership. (a) Merrill Lynch, when acting as the Remarketing Dealer or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the MOPPRS. Merrill Lynch, as Holder or Beneficial Owner of the MOPPRS, may exercise any vote or join as a Holder or Beneficial Owner, as the case may be, in any action that any Holder or Beneficial Owner of MOPPRS may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder. The Remarketing Dealer, in its capacity either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Operating Partnership or the Company as freely as if it did not act in any capacity hereunder.

         (b) The Operating Partnership may purchase MOPPRS in the remarketing, provided that the Interest Rate to Maturity established with respect to MOPPRS in the remarketing is not different from the Interest Rate to Maturity that would have been established if the Operating Partnership had not purchased such MOPPRS.

         Section 8. Information. (a) The Operating Partnership and the Company agree to furnish to the Remarketing Dealer prior to and including the Remarketing Date: (i) copies of each report or other document mailed or filed by the Operating Partnership or the Company with the Commission including the Registration Statement and the Prospectus relating to the MOPPRS (including in each case any documents incorporated therein by reference), (ii) notice of the occurrence of any of the events set forth in clause (c) of Section 9 hereof, and
(iii) in connection with the remarketing, such other information as the Remarketing Dealer may reasonably request, including, but not limited to, the financial condition of the Operating Partnership or the Company or any material subsidiary thereof. The Operating Partnership and the Company agree to provide the Remarketing Dealer with as many copies of the foregoing materials and information as the Remarketing Dealer may reasonably request for use in connection with the remarketing and consents to the use thereof for such purpose.

         (b) If, at any time on or before the Remarketing Date during which the Remarketing Dealer would be obligated to take any action under this Agreement, any event or condition known to the Operating Partnership or the Company relating to or affecting the Operating Partnership, the Company, any subsidiary thereof or the MOPPRS shall occur that might cause any of the reports, documents, materials or information referred to in clause (i) of paragraph (a) above or any document incorporated therein by reference to include an untrue statement of a material fact or omit to state a material fact, the Company or the Operating Company shall promptly notify the Remarketing Dealer in writing of the circumstances and details of such event or condition.

         Section 9. Conditions to Remarketing Dealer's Obligations. The obligations of the Remarketing Dealer under this Agreement have been undertaken in reliance on, and shall be subject to, (a) the due performance in all material respects by the Operating Partnership and the Company of their obligations and agreements as set forth in this Agreement and the accuracy of the representations and warranties in this Agreement and any certificate delivered pursuant hereto, (b) the due performance in all material respects by the Operating Partnership and the Company of their obligations and agreements set forth in, and the accuracy in all material respects as of the dates specified therein of the representations and warranties contained in the Underwriting Agreement and (c) the further condition that none of the following events shall have occurred after the Remarketing Dealer elects on the Notification Date to remarket the MOPPRS:

                  (i) the rating of any securities of the Operating Partnership or the Company shall have been down-graded or put under surveillance or review, including being put on CREDITWATCH or WATCH LIST with negative implications, or withdrawn by a nationally recognized statistical rating agency;

                  (ii) without the prior written consent of the Remarketing Dealer, the Indenture (including the MOPPRS) shall have been amended in any manner, or otherwise contain any provision not contained therein as of the date hereof, that in either case in the judgment of the Remarketing Dealer materially changes the nature of the MOPPRS or the remarketing procedures (it being understood that, notwithstanding the provisions of this clause (ii), the Operating Partnership and the Company shall not be prohibited from amending the Indenture);

                  (iii) trading in any securities of the Operating Partnership or the Company shall have been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices shall have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities;

                  (iv) there shall have occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Remarketing Dealer, impracticable to remarket the MOPPRS or to enforce contracts for the sale of the MOPPRS;

                  (v) an Event of Default (as defined in the Indenture), or any event that, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the MOPPRS shall have occurred and be continuing;

                  (vi) a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or the Operating Partnership and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, shall have occurred since the Notification Date or since the respective dates as of which information is given in the 1934 Act Documents;

                  (vii) if a prospectus is required under the 1933 Act to be delivered in connection with the remarketing of the MOPPRS, the Operating Partnership or the Company shall fail to furnish to the Remarketing Dealer on the Remarketing Date the officers' certificate, opinion and comfort letter referred to in Section 3(e) of this Agreement and such other documents and opinions as counsel for the Remarketing Dealer may reasonably require for the purpose of enabling such counsel to pass upon the sale of MOPPRS in the remarketing as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; or

                  (viii) the MOPPRS are not maintained in book-entry form with DTC or any successor thereto; provided, that the Remarketing Dealer, in its sole discretion and subject to receipt of an opinion of counsel for the Operating Partnership and the Company reasonably satisfactory to the Remarketing Dealer, may waive the foregoing condition if in the Remarketing Dealer's judgment the Indenture and the MOPPRS can be amended, and they are amended, so as to permit the remarketing of the MOPPRS in certificated form and otherwise as contemplated herein;

and the Remarketing Dealer shall have received on the Remarketing Date a certificate of the chief executive officer and of the chief financial officer of the Operating Partnership and the Company, dated as of the Remarketing Date, to the effect that (i) the representations and warranties in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Remarketing Date, (ii) each of the Operating Partnership and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Remarketing Date and (iii) none of the events specified in the preceding clause (c) has occurred.

         (d) In furtherance of the foregoing, the effectiveness of the Remarketing Dealer's election on the Notification Date to remarket the MOPPRS shall be subject to the condition that the Remarketing Dealer shall have received a certificate of the chief executive officer and of the chief financial officer of the Operating Partnership and the Company, dated as of the Notification Date, to the effect that (i) the Operating Partnership has, prior to the Remarketing Dealer's election on the Notification Date to remarket the MOPPRS, provided the Remarketing Dealer with notice of all events as required under Section 3(a) of this Agreement, (ii) the representations and warranties in this Agreement are true and correct at and as of the Notification Date and (iii) each of the Operating Partnership and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Notification Date. Such certificate shall be delivered by the Operating Partnership to the Remarketing Dealer as soon as practicable following notification by the Remarketing Dealer to the Operating Partnership on the Notification Date of its election to remarket the MOPPRS and in any event prior to the Determination Date.

         In the event of the failure of any of the foregoing conditions, the Remarketing Dealer may terminate its obligations under this Agreement or redetermine the Interest Rate to Maturity as provided in Section 12.

         Section 10. Indemnification. (a) The Operating Partnership and the Company, jointly and severally, agree to indemnify and hold harmless the Remarketing Dealer and its officers, directors and employees and each person, if any, who controls the Remarketing Dealer within the meaning of Section 20 of the 1934 Act as follows:

                  (i) against any loss, liability, claim, damage and expense whatsoever, as incurred, arising out of, (A) the failure to have an effective registration statement under the 1933 Act relating to the MOPPRS, if required, or the failure to satisfy the prospectus delivery requirements of the 1933 Act because the Operating Partnership or the Company failed to provide the Remarketing Dealer with an updated Prospectus for delivery, or (B) any untrue statement or alleged untrue statement of a material fact contained in any of the Remarketing Materials (including any incorporated documents), or (C) the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or (D) any violation by the Operating Partnership or the Company of, or any failure by the Operating Partnership or the Company to perform any of its obligations under, this Agreement, or (E) the acts or omissions of the Remarketing Dealer in connection with its duties and obligations to determine the Interest Rate to Maturity hereunder except that are finally judicially determined to be due to its gross negligence or willful misconduct;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of, or based upon, any of items (A) through (E) in clause (i) above; provided that (subject to clause (d) below) such settlement is effected with the written consent of the Operating Partnership or the Company, which consent shall not be unreasonably withheld; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Remarketing Dealer), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of, or based upon, any of items (A) through (E) in clause (i) above to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that the foregoing indemnity shall not apply to any losses, liabilities, claims, damages and expenses to the extent arising out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Operating Partnership or the Company by the Remarketing Dealer expressly for use in the Remarketing Materials.

         (b) The Remarketing Dealer agrees to indemnify and hold harmless the Operating Partnership, the Company, its directors and each of its officers who signed the Registration Statement, from and against any loss, liability, claim, damage and expense, as incurred, but only with respect to untrue statements or omissions made in the Remarketing Materials in reliance upon and in conformity with information furnished to the Operating Partnership or the Company in writing by the Remarketing Dealer expressly for use in such Remarketing Materials. The indemnity agreement in this paragraph shall extend upon the same terms and conditions to each person, if any, who controls the Operating Partnership or the Company within the meaning of Section 20 of the 1934 Act.

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to clause (a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to clause (b) above, counsel to the indemnified parties shall be selected by the Operating Partnership. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission or fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by clause (a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         (e) The indemnity agreements contained in this Section 10 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Remarketing Dealer, and shall survive the termination or cancellation of this Agreement and the remarketing of any MOPPRS hereunder.

         Section 11. Contribution. If the indemnification provided for in
Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Operating Partnership and the Company on the one hand and the Remarketing Dealer on the other hand from the remarketing of the MOPPRS pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Operating Partnership or the Company on the one hand and of the Remarketing Dealer on the other hand in connection with the acts, failures to act, statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Operating Partnership and the Company on the one hand and the Remarketing Dealer on the other hand in connection with the remarketing of the MOPPRS pursuant to this Agreement shall be deemed to be in the same respective proportions as (i) the aggregate principal amount of the MOPPRS, and (ii) the aggregate positive difference, if any, between the price paid by the Remarketing Dealer for the MOPPRS tendered on the Remarketing Date and the price at which the MOPPRS are sold by the Remarketing Dealer in the remarketing.

         The relative fault of the Operating Partnership and the Company on the one hand and the Remarketing Dealer on the other hand shall be determined by reference to, among other things, the responsibility hereunder of the applicable party for any act or failure to act relating to the losses, liabilities, claims, damages or expenses incurred or, in the case of any losses, liabilities, claims, damages or expenses arising out of any untrue or alleged untrue statement of a material fact contained in any of the Remarketing Materials or the omission or alleged omission to state a material fact therefrom, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Operating Partnership or by the Remarketing Dealer and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Operating Partnership, the Company and the Remarketing Dealer agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this
Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such act or failure to act or untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 11, the Remarketing Dealer shall not be required to contribute any amount in excess of the amount by which the total price at which the MOPPRS remarketed by it and resold to the public were sold to the public exceeds the amount of any damages that the Remarketing Dealer has otherwise been required to pay by reason of any act or failure to act for which it is responsible hereunder or any untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 11, each person, if any, who controls the Remarketing Dealer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Remarketing Dealer or the Company, and each director of the Operating Partnership or the Company, each officer of the Operating Partnership or the Company who signed the Registration Statement, and each person, if any, who controls the Operating Partnership or the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Operating Partnership or the Company.

         Section 12. Termination of Remarketing Agreement or Redetermination of Interest Rate to Maturity. (a) This Agreement shall terminate as to the Remarketing Dealer on the effective date of the resignation of the Remarketing Dealer pursuant to Section 6 hereof or the repurchase of the MOPPRS by the Operating Partnership pursuant to Section 4(g) hereof or the redemption of the MOPPRS by the Operating Partnership pursuant to Section 4(h) hereof.

         (b) In addition, the Remarketing Dealer may terminate all of its obligations under this Agreement immediately by notifying the Operating Partnership and the Trustee of its election to do so, at any time on or before the Remarketing Date, in the event that: (i) any of the conditions referred to or set forth in Section 9 (a) or (b) hereof have not been met or satisfied in full, (ii) any of the events set forth in Section 9(c) shall have occurred after the Remarketing Dealer elects on the Notification Date to remarket the MOPPRS or
(iii) the Remarketing Dealer determines, in its sole discretion, after consultation with the Operating Partnership, that it shall not have received all of the information, whether or not specifically referenced herein, necessary to fulfill its obligations under this Agreement.

         (c) Notwithstanding any provision herein to the contrary, in lieu of terminating this Agreement pursuant to Section 12(b) above, upon the occurrence of any of the events set forth therein, the Remarketing Dealer, in its sole discretion at any time between the Determination Date and 3:30 p.m., New York City time, on the Business Day immediately preceding the Remarketing Date, may elect to purchase the MOPPRS for remarketing and determine a new Interest Rate to Maturity in the manner provided in Section 4(d) of this Agreement, provided that the Remarketing Dealer has previously elected to purchase the MOPPRS for remarketing on the Notification Date, except that for purposes of determining the new Interest Rate to Maturity pursuant to this paragraph the Determination Date referred to therein shall be the date of such election and redetermination. The Remarketing Dealer shall notify the Operating Partnership, the

Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the date of such election, of the new Interest Rate to Maturity applicable to the MOPPRS. Thereupon, such new Interest Rate to Maturity shall supersede and replace any Interest Rate to Maturity previously determined by the Remarketing Dealer and, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the MOPPRS on or after the Remarketing Date, the Operating Partnership and the Trustee; provided, however, that the Remarketing Dealer, by redetermining the Interest Rate to Maturity upon the occurrence of any event set forth in Section 12(b) as set forth above, shall not thereby be deemed to have waived its right to determine a new Interest Rate to Maturity or terminate this Agreement upon the occurrence of any other event set forth in Section 12(b).

         (d) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except that, in the case of termination pursuant to Section 12(b) of this Agreement, the Operating Partnership or the Company shall reimburse the Remarketing Dealer for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Remarketing Dealer in connection with the remarketing, and except further as set forth in Section 12(e) below. Sections 1, 10, 11, 12(d) and 12(e) shall survive such termination and remain in full force and effect.

         (e) In the case of either (i) termination of this Agreement pursuant to
Section 12(b) or (ii) the occurrence, prior to the Remarketing Dealer's election on the Notification Date to remarket the MOPPRS, of any event set forth in
Section 9(c)(ii), (v) or (viii), upon the request of the Remarketing Dealer, the Operating Partnership or the Company shall immediately following the Call Price Determination Date (as defined below) pay the Remarketing Dealer, in same-day funds by wire transfer to an account designated by the Remarketing Dealer, the fair market value, calculated as set forth below, of the Remarketing Dealer's right to purchase and remarket the MOPPRS pursuant to this Agreement (the "Call Price").

         In the case of termination of this Agreement pursuant to Section 12(b), the Call Price shall be equal to the excess of (i) the present value of the Remaining Scheduled Payments determined as provided in Section 4 over (ii) the aggregate principal amount of the MOPPRS.

         In the case of the occurrence, prior to the Remarketing Dealer's election on the Notification Date to remarket the MOPPRS, of any event set forth in Section 9(c)(ii) or (v) or (viii), the Call Price shall be determined in good faith by the Remarketing Dealer on a commercially reasonable basis by reference to, among other factors, the formulation set forth in the preceding paragraph.

         The Remarketing Dealer shall determine the applicable Call Price on the Business Day immediately following the date of termination or notification of the occurrence, prior to the Remarketing Dealer's election on the Notification Date to remarket the MOPPRS, of any event set forth in Section 9(c)(ii), (v) or
(viii), as the case may be, or as soon as practicable thereafter

(the "Call Price Determination Date"). The Remarketing Dealer shall promptly notify the Operating Partnership of the Call Price Determination Date and the Call Price by telephone, confirmed in writing (which may include facsimile or other electronic transmission). The Call Price, absent manifest error, shall be binding and conclusive upon the parties hereto.

         (f) This Agreement shall not be subject to termination by the Operating Partnership or the Company.

         Section 13. Remarketing Dealer Performance; Duty of Care. The duties and obligations of the Remarketing Dealer shall be determined solely by the express provisions of this Agreement and the Indenture. No implied covenants or obligations of or against the Remarketing Dealer shall be read into this Agreement or the Indenture. In the absence of bad faith on the part of the Remarketing Dealer, the Remarketing Dealer may conclusively rely upon any document furnished to it, which purports to conform to the requirements of this Agreement and the Indenture, as to the truth of the statements expressed in any of such documents. The Remarketing Dealer shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties. The Remarketing Dealer shall incur no liability to the Operating Partnership or the Company or to any Beneficial Owner or Holder of MOPPRS in its individual capacity or as Remarketing Dealer for any action or failure to act in connection with the remarketing or otherwise, except as a result of gross negligence or willful misconduct on its part.

         Section 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE.

         Section 15. Term of Agreement. Unless otherwise terminated in accordance with the provisions hereof, this Agreement shall remain in full force and effect from the date hereof until the earlier of the first day thereafter on which no MOPPRS are outstanding or the completion of the remarketing of the MOPPRS. Regardless of any termination of this Agreement pursuant to any of the provisions hereof, the obligations of the Operating Partnership and the Company pursuant to Sections 10, 11 and 12 hereof and the obligations of the Remarketing Dealer pursuant to Sections 10 and 11 hereof shall remain operative and in full force and effect until fully satisfied.

         Section 16. Successors and Assigns. The rights and obligations of the Operating Partnership and the Company hereunder may not be assigned or delegated to any other person without the prior written consent of the Remarketing Dealer. The rights and obligations of the Remarketing Dealer hereunder may not be assigned or delegated to any other person without the prior written consent of the Operating Partnership. This Agreement shall inure to the benefit of and be binding upon the Operating Partnership, the Company and the Remarketing Dealer and their respective successors and assigns, and will not confer any benefit upon any other person, partnership, association or corporation other than persons, if any, controlling the Remarketing

Dealer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or any indemnified party to the extent provided in Section 10 hereof, or any person entitled to contribution to the extent provided in Section 11 hereof. The terms "successors" and "assigns" shall not include any purchaser of any MOPPRS merely because of such purchase.

         Section 17. Headings. Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provisions of this Agreement.

         Section 18. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provision of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

         Section 19. Counterparts. This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

         Section 20. Amendments. This Agreement may be amended by any instrument in writing signed by each of the parties hereto so long as this Agreement as amended is not inconsistent with the Indenture in effect as of the date of any such amendment.

         Section 21. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing (which may include facsimile or other electronic transmission) and shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

         (a)      to the Operating Partnership and the Company:

                           Highwoods/Forsyth Limited Partnership
                           Highwoods Properties, Inc.
                           3100 Smoketree Court, Suite 600
                           Raleigh, North Carolina  27604
                           Attention:  Mack Pridgen, General Counsel
                           Facsimile No.:  919/876-6929

         (b)      to Merrill Lynch:

                           Merrill Lynch, Pierce, Fenner & Smith Incorporated North Tower
                           World Financial Center
                           New York, New York  10281-1201
                           Attention:  Swaps Options Desk
                           Facsimile No.:  212/449-8920

                  With a copy to:

                           Scott Primrose
                           Facsimile No.:  212/449-2234

or to such other address as the Operating Partnership, the Company or the Remarketing Dealer shall specify in writing.

         IN WITNESS WHEREOF, each of the Operating Partnership, the Company and the Remarketing Dealer has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.

                     HIGHWOODS/FORSYTH LIMITED PARTNERSHIP

                     By:  Highwoods Properties, Inc., its general partner


                     By:
                          -----------------------------------------------
                          Name:
                          Title:

                     HIGHWOODS PROPERTIES, INC.


                     By:
                          -----------------------------------------------
                          Name:
                          Title:



                     MERRILL LYNCH, PIERCE, FENNER & SMITH
                        INCORPORATED


                     By:
                           -----------------------------------------------
                                        Authorized Signatory